Exhibit 99.2

CONTACT:
Scott Wenhold +1-770-644-3062
Vice President and Treasurer
PRESS RELEASE:
Graphic Packaging Announces Closing of $245 Million Senior Notes Offering
Marietta, Georgia – June 16, 2009 – Graphic Packaging International, Inc. (“Graphic Packaging”), a wholly-owned subsidiary of Graphic Packaging Holding Company (NYSE:GPK), announced today the completion of its previously announced private offering of $245 million aggregate principal amount of its 9.50% senior notes due 2017 (the “Senior Notes”). The Senior Notes are guaranteed by Graphic Packaging Holding Company and Graphic Packaging Corporation, as well as by certain of Graphic Packaging’s domestic subsidiaries who have guaranteed obligations under its senior credit facilities, existing notes and certain other indebtedness (the “Guarantors”).
The Senior Notes were sold only to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended, and outside the United States to non-U.S. persons, in reliance on Regulation S.
The proceeds from this offering are approximately $238.4 million after deducting the original issue discount. The proceeds from the offering will be used to refinance, through a tender offer, $225 million aggregate principal amount of the 2011 notes in connection with the cash tender offer and to pay any applicable early tender premiums and offering expenses.
The Senior Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
About Graphic Packaging International, Inc.
Graphic Packaging International, Inc., a subsidiary of Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The company is the largest global producer of folding cartons and holds a leading market position in coated unbleached kraft paperboard, coated-recycled boxboard and specialty bag packaging. The company’s customers include some of the most widely recognized companies in the world. The company strives to provide our customers with packaging solutions designed to deliver marketing and performance benefits at a competitive cost by capitalizing on our low cost paperboard mills and converting plants, proprietary carton and packaging designs and commitment to customer service. Additional information about Graphic Packaging, its business and its products is available on the company’s web site at www.graphicpkg.com.
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Forward Looking Statements
Any statements of the company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, statements regarding the senior note offering and the tender offer, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the company’s present expectations. These risks and uncertainties include, but are not limited to, the company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the company’s products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including those that impact the company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the company’s periodic filings with the SEC.